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Exhibit 8.1

Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, NY 10017

        November 18, 2003

Pinnacle Airlines Corp.
1689 Nonconnah Blvd., Suite 111
Memphis, Tennessee 38132

Ladies and Gentlemen:

        We have acted as United States counsel to Pinnacle Airlines Corp., (the "Company"), in connection with preparation and filing by the Company with the Securities and Exchange Commission of the Prospectus dated November 7, 2003, which formed a part of the Registration Statement on Form S-1 (the "Registration Statement") under the Securities Act of 1933, as amended.

        In delivering this opinion letter, we have examined the Registration Statement and the Prospectus which formed a part thereof. In addition, we have examined, and have relied as to matters of fact, upon originals, or duplicates or certified or conformed copies of such corporate records, agreements, documents and other instruments and such certificates or comparable documents of public officials and of officers and representatives of the Company and have made such other investigations, as we have deemed relevant and necessary in connection with the opinions hereinafter set forth.

        In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents. We have also assumed the accuracy of all factual matters described in the Prospectus.

        Based upon the foregoing, and subject to the qualifications and limitations stated herein, we hereby confirm that the statements set forth under the caption "Material United States Federal Tax Consequences to Non-United States Holders," insofar as they constitute legal conclusions with respect to matters of U.S. federal tax law, constitute our opinion as to the material U.S. federal income tax consequences of the ownership and disposition of the common stock of the Company.

        We are members of the Bar of the State of New York, and we do not express any opinion herein concerning any law other than the federal law of the United States.

        This opinion is rendered to you in connection with the above-described transaction. We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the reference to our firm under the headings "Legal Matters" in the Prospectus that forms a part of the Registration Statement.

                      Very truly yours,

                      /s/ Simpson Thacher & Bartlett LLP

                      SIMPSON THACHER & BARTLETT LLP

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  Exhibit 8.1
Simpson Thacher & Bartlett LLP 425 Lexington Avenue New York, NY 10017